UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2006

Date of Report (Date of earliest event reported)

HARBOR ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32688	56-2518836
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Boston Place, Suite 3630, Boston, MA 02108

(Address of principal executive offices) (Zip Code)

(617) 624-8409

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.01.         Entry into a Material Definitive Agreement

On November 15, 2006, Harbor Acquisition Corporation (the “Company”) entered into a Warrant Clarification Agreement to clarify the terms of the Warrant Agreement, dated as of April 28, 2006, (the “Warrant Agreement”) by and between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent.

On November 14, 2006, the Company and Ferris, Baker Watts Incorporated entered into an amendment to the Unit Purchase Option issued in connection with the April 2006 initial public offering of the Company.

Both the Warrant Clarification Agreement and the amendment to the Unit Purchase Option, which are filed as exhibits to this Current Report on Form 8-K, clarified that in no event would the Company be obligated to pay cash or other consideration to the holders of the warrants or the purchase option or “net-cash settle” the obligations of the Company under either agreement.

Item 9.01.       Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
4.4(a)	Warrant Clarification Agreement
4.5(a)	Amendment to Unit Purchase Option

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR ACQUISITION CORPORATION

Date: November 17, 2006	By:	/s/ Robert J. Hanks
Robert J. Hanks
Chief Executive Officer